                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C., 20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                            -----------------------



                            Date of Report (Date of
                   Earliest event reported):  April 13, 1998


                                  OPTEL, INC.
                                  -----------
            (Exact name of registrant as specified in its charter)

       Delaware                                        95-4495524
-----------------------------------        -------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification
of incorporation or organization)                        Number)

                                   333-24881
                           ------------------------
                           (Commission File Number)

          1111 West Mockingbird Lane, Suite 1000, Dallas, Texas 75247
          -----------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (214) 634-3800

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

     On April 13, 1998, the Registrant completed the initial closing of its acquisition of the private cable and telephone operations of Interactive Cable Systems, Inc. ("ICS") in Houston, Dallas/Fort Worth, San Diego, Phoenix, Chicago, Denver, San Francisco, Los Angeles, Miami/Ft. Lauderdale, Tampa, Atlanta, Orlando, Indianapolis, and greater Washington, D.C. area. The initial closing represented approximately 60% of the 90,000 cable and phone units under contract comprising the overall purchase. The consummation of the acquisition was reported under Form 8-K filed on April 17, 1998. This report on Form 8-K is being filed to supplement and complete the information required to be filed under Form 8-K.

     The aggregate $80.8 million consideration in the acquisition consisted of approximately $4.5 million in cash, approximately $59.4 million in shares of Series B Preferred Stock, approximately $16.1 million in shares of Class A Common Stock, plus the assumption of approximately $.8 million of liabilities.

     The physical assets included in the acquisition consist principally of plant used to receive and distribute multichannel video programming and, to a lesser extent, equipment to provide telephone services. The Registrant intends to use the acquired equipment in substantially the same manner as used by the seller.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

     The undersigned Registrant hereby submits the Financial Statements for the ICS operations acquired referred to in Section 2.

     a.  Financial Statements

         Statements of Assets and Liabilities acquired as of December 31, 1997 and March 31, 1998 (unaudited), Statements of Revenues and Direct Expenses for the year ended December 31, 1997 and the three months ended March 31, 1998 (unaudited), notes to financial statements, and the report of Deloitte & Touche LLP are presented on pages 2 through 7.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
OpTel, Inc.

     We have audited the accompanying statement of assets and liabilities of ICS Communications, LLC acquired by OpTel, Inc. ("OpTel") as of December 31,
1997, and the statement of revenues and direct expenses of such assets and liabilities for the year then ended. These financial statements are the responsibility of OpTel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the assets and liabilities of ICS Communications, LLC acquired by OpTel, Inc. at December 31, 1997 and the related revenues and direct expenses for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

May 15, 1998
Dallas, Texas

               ASSETS AND LIABILITIES OF ICS COMMUNICATIONS, LLC
                            ACQUIRED BY OPTEL, INC.

                  STATEMENTS OF ASSETS AND LIABILITIES ACQUIRED

                                     ASSETS

                                                              DECEMBER 31, 1997    MARCH 31, 1998
                                                              -----------------    ---------------
                                                                                     (UNAUDITED)
Accounts receivable (Net of allowance for doubtful accounts
  of $737,000 and $333,000).................................     $ 1,181,677         $ 1,332,000
Prepaid expenses, deposits and other assets.................         295,639             290,233
Property and equipment, net (Note 2)........................      21,824,123          21,084,342
Intangible assets, net (Note 3).............................       9,241,488           8,166,744
                                                                 -----------         -----------
          Total assets......................................      32,542,927          30,873,319
                                                                 -----------         -----------

LIABILITIES
Deferred revenues and customer deposits.....................         758,109             841,620
Capital lease obligations (Note 4)..........................         825,056             807,047
                                                                 -----------         -----------
          Total liabilities.................................       1,583,165           1,648,667
                                                                 -----------         -----------
          Net assets acquired...............................     $30,959,762         $29,224,652
                                                                 ===========         ===========

                       See notes to financial statements.

               ASSETS AND LIABILITIES OF ICS COMMUNICATIONS, LLC
                            ACQUIRED BY OPTEL, INC.

                   STATEMENTS OF REVENUES AND DIRECT EXPENSES

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1997    MARCH 31, 1998
                                                              -----------------    --------------
                                                                                    (UNAUDITED)
REVENUES:
  Cable television..........................................     $14,559,625         $4,028,128
  Telecommunications........................................       2,127,310            354,587
                                                                 -----------         ----------
          Total revenues....................................      16,686,935          4,382,715
OPERATING EXPENSES:
  Cost of services..........................................       8,747,441          1,909,037
  Customer support, general and administrative..............       5,371,633          1,215,493
  Depreciation and amortization.............................       8,088,727          1,988,608
                                                                 -----------         ----------
          Total operating expenses..........................      22,207,802          5,113,138
                                                                 -----------         ----------
LOSS FROM OPERATIONS........................................      (5,520,867)          (730,423)
INTEREST EXPENSE............................................        (141,504)           (35,376)
                                                                 -----------         ----------
NET LOSS....................................................     $(5,662,371)        $ (765,799)
                                                                 ===========         ==========

                       See notes to financial statements.

               ASSETS AND LIABILITIES OF ICS COMMUNICATIONS, LLC
                            ACQUIRED BY OPTEL, INC.

                         NOTES TO FINANCIAL STATEMENTS
   FOR THE YEAR ENDED DECEMBER 31, 1997 AND THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements include the accounts of ICS Communications, LLC (the "Company") only as they relate to the assets acquired and liabilities assumed by OpTel, Inc. ("OpTel") on April 9, 1998. The statement of revenues and direct expenses include only the results of operations for the assets acquired and liabilities assumed and do not include any amounts representing corporate overhead of the Company or interest incurred on liabilities not assumed by OpTel. In preparation of the statement of revenues and direct expenses, certain regional overhead costs were allocated to the assets acquired. Such allocations were based upon subscriber counts, cable passings or other criteria as considered appropriate.

     The Company's operations are in a single business segment, the providing of cable television and local and long distance telephone services to the high density residential market, including apartment complexes, condominiums and other multi-family residential properties (collectively "MDUs"). The Company provides these services generally under exclusive, long-term contracts with owners and managers of MDUs.

     The assets acquired include long-term contracts to provide cable television and telephone services to MDU properties, the property and equipment comprising the cable television and telephone delivery systems for each of the contracts, other prepaid assets specifically identified at the date of the purchase (generally prepaid rent on delivery equipment) and customer receivables. In connection with the purchase, certain liabilities were assumed, generally capital lease obligations related to the property and equipment used in telephone delivery systems.

     The primary markets of the assets acquired are major metropolitan areas in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Texas, and the greater Washington D.C. area.

     Interim Financial Information -- The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial information. In the opinion of management, all adjustments (consisting only of normal recurring entries) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1998, are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period.

     Property and Equipment -- Property and equipment, including equipment under capital leases, is stated at cost, which includes amounts for construction materials, direct labor and overhead and capitalized interest. Cost of maintenance and repairs is charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the various classes of property and equipment as follows:

Installed cable and headend equipment............  5-10 years
Telephone switches and equipment.................  5-10 years

     Intangible Assets -- Intangible assets includes costs associated with licensing fees, commissions and other direct costs incurred in connection with the execution of rights-of-entry agreements to provide cable television and telecommunications service to MDUs. Intangible assets are amortized using the straight-line method over the lesser of the term of the right-of-entry agreement or 5 years.

     Revenue Recognition -- Cable subscriber fees for basic monthly services and premium channels are billed in advance and recorded as revenue in the month the service is provided. Telecommunication service billings include residential service fees billed in advance plus amounts based on minutes of use billed in arrears. Telecommunications service revenues are recognized in the month the service is provided.

               ASSETS AND LIABILITIES OF ICS COMMUNICATIONS, LLC
                            ACQUIRED BY OPTEL, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Cost of Services -- System operating costs include programming, telecommunications service costs, revenue sharing with owners of MDUs and franchise fees.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in the accompanying financial statements include the allowance for doubtful accounts, the recoverability of the carrying value of property and equipment and intangible assets and the allocation of regional overhead as it relates to the assets acquired. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997, including assets under capital lease, consist of the following:

Installed cable and headend equipment..........  $ 30,051,718
Telephone switches and equipment...............     2,020,330
                                                 ------------
          Sub-total............................    32,072,048
  Less accumulated depreciation................   (10,247,925)
                                                 ------------
          Property and equipment, net..........  $ 21,824,123
                                                 ============

     Telephone switches and equipment at December 31, 1997 include $1,238,273 in net assets under capital lease.

3. INTANGIBLE ASSETS

     Intangible assets at December 31, 1997 consist of the following:

Rights-of-entry costs..........................  $ 21,979,856
  Less accumulated amortization................   (12,738,368)
                                                 ------------
          Intangible assets, net...............  $  9,241,488
                                                 ============

4. CAPITAL LEASE OBLIGATIONS

     During 1995 and 1996 the Company entered into capital leases for telephone equipment with five year terms. The leases are payable in monthly installments ranging from $1,267 to $2,121 bearing interest at rates ranging from 10.4% to 13.0%. Scheduled maturities on capital lease obligations are as follows:

Year ending:
  1998...........................................  $  379,980
  1999...........................................     379,980
  2000...........................................     243,440
  Thereafter.....................................          --
                                                   ----------
          Total payments.........................   1,003,400
  Less amounts representing interest.............    (178,344)
                                                   ----------
          Capital lease obligation...............  $  825,056
                                                   ==========

               ASSETS AND LIABILITIES OF ICS COMMUNICATIONS, LLC
                            ACQUIRED BY OPTEL, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. RELATED PARTY TRANSACTIONS

     The Company's largest shareholder is MCI Telecommunications Corporation ("MCI"). In the ordinary course of the Company's local and long distance telephone services, the Company purchases certain services from MCI under terms and rates that management believes are no more favorable to the Company than those arranged with other parties.

     b.  Pro Forma Financial Information

         The following February 28, 1998 unaudited Pro Forma Balance Sheet of the Registrant reflects the February 28, 1998 Consolidated Balance Sheet adjusted for (1) the acquisition of the ICS operations acquired on April 13, 1998, and (2) the estimated cash disbursements and stock issuance necessary to finance the acquisition.

         The following unaudited Pro Forma Statements of Operations for the year ended August 31, 1997 and the six months ended February 28, 1998 were prepared from the consolidated financial statements of the Registrant by adjusting for the acquisition of the ICS operations acquired on April 13, 1998, including the related cash disbursements and stock issuance necessary to finance the acquisition, as if all of these transactions had occurred on September 1, 1996 and 1997, respectively. This is not necessarily indicative of what the performance would have been had the Registrant actually acquired the ICS operations on those dates, nor does it purport to represent future results of operations of the Registrant.

                          OPTEL, INC. AND SUBSIDIARIES

                            PRO FORMA BALANCE SHEET
                            AS OF FEBRUARY 28, 1998
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                    ASSETS

                                                         HISTORICAL
                                                   ----------------------
                                                                  ICS        PRO FORMA     COMPANY
                                                    COMPANY    OPERATIONS   ADJUSTMENTS   PRO FORMA
                                                   ---------   ----------   -----------   ---------
                                                      (A)         (B)
Cash and cash equivalents........................  $  18,388    $             $(4,544)(D) $  13,844
Restricted investments...........................     54,509                                 54,509
Short-term investments...........................    111,154                                111,154
Accounts receivable..............................      5,440      1,332                       6,772
Prepaid expenses, deposits and other assets......      1,851        290           (41)(C)     2,100
Property and equipment, net......................    203,778     21,084           716(C)    225,578
Intangible assets, net...........................    110,051      8,167        51,526(C)    169,744
                                                   ---------    -------       -------     ---------
          TOTAL..................................  $ 505,171    $30,873       $47,657     $ 583,701
                                                   =========    =======       =======     =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable.................................  $   6,042    $             $           $   6,042
Accrued expenses and other liabilities...........     16,120                    1,330(E)     17,450
Deferred revenue and customer deposits...........      4,004        842                       4,846
Convertible notes payable to Stockholder.........    139,244                                139,244
Notes payable and long-term obligations..........    347,767        807           (14)(C)   348,560
Deferred acquisition liabilities.................      5,656                                  5,656
                                                   ---------    -------       -------     ---------
          Total liabilities......................    518,833      1,649         1,316       521,798
Stockholders' equity(deficit)
  Series B Preferred stock, 8.0%.................                              59,466(F)     59,466
  Class A Common.................................                                   2(G)          2
  Class B Common.................................         24                                     24
  Class C Common.................................          2                                      2
  Additional paid-in-capital.....................     97,683                   16,097(G)    113,780
  Accumulated deficit............................   (111,371)                              (111,371)
                                                   ---------    -------       -------     ---------
          Total stockholders' equity (deficit)...    (13,662)                  75,565        61,903
                                                   ---------    -------       -------     ---------
          TOTAL..................................  $ 505,171    $ 1,649       $76,881     $ 583,701
                                                   =========    =======       =======     =========

            See notes to unaudited pro forma financial information.

                          OPTEL, INC. AND SUBSIDIARIES

        PRO FORMA STATEMENT OF OPERATIONS -- YEAR ENDED AUGUST 31, 1997
                                  (UNAUDITED)
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                          HISTORICAL
                                                              -----------------------------------    PRO FORMA      COMPANY
                                                                  COMPANY        ICS OPERATIONS     ADJUSTMENTS    PRO FORMA
                                                              ---------------   -----------------   -----------    ---------
                                                                    (H)                (I)
REVENUES:
  Cable television..........................................     $ 36,915            $14,419          $            $ 51,334
  Telecommunications........................................        2,922              2,209                          5,131
                                                                 --------            -------          -------      --------
         Total revenues.....................................       39,837             16,628                         56,465
OPERATING EXPENSES:
  Cost of services..........................................       19,202              8,947                         28,149
  Customer support, general and administrative..............       28,926              5,518            1,086(K)     35,530
  Depreciation and amortization.............................       14,505              8,089            3,358(L)     25,952
                                                                 --------            -------          -------      --------
         Total operating expenses...........................       62,633             22,554            4,444        89,631
LOSS FROM OPERATIONS........................................      (22,796)            (5,926)          (4,444)      (33,166)
Interest expense on -- Convertible Notes....................      (15,204)                                          (15,204)
Other interest expense......................................      (16,210)              (142)                       (16,352)
Interest and other income...................................        5,675                                             5,675
                                                                 --------            -------          -------      --------
LOSS BEFORE INCOME TAXES....................................      (48,535)            (6,068)          (4,444)      (59,047)
INCOME TAXES................................................
                                                                 --------            -------          -------      --------
NET LOSS....................................................     $(48,535)           $(6,068)         $(4,444)     $(59,047)
                                                                 --------            -------          -------      --------
DIVIDENDS ON PREFERRED SHARES:
  Series B Preferred Stock 8.0%.............................                                                       $ (4,757)(M)
                                                                 --------                                          --------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS....................     $(48,535)                                         $(63,804)
                                                                 ========                                          ========
BASIC AND DILUTED LOSS PER SHARE............................     $ (19.98)                                         $ (24.60)
                                                                 ========                                          ========
WEIGHTED AVERAGE SHARES OUTSTANDING.........................        2,430                                             2,594(G)
                                                                 ========                                          ========

---------------
            See notes to unaudited pro forma financial information.

                          OPTEL, INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED FEBRUARY 28, 1998
                                  (UNAUDITED)
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                           HISTORICAL
                                                              -------------------------------------    PRO FORMA     COMPANY
                                                                   COMPANY         ICS OPERATIONS     ADJUSTMENTS   PRO FORMA
                                                              -----------------   -----------------   -----------   ---------
                                                                     (H)                 (J)
REVENUES:
  Cable television..........................................      $ 25,247             $ 7,606          $           $ 32,853
  Telecommunications........................................         1,644                 917                         2,561
                                                                  --------             -------          -------     --------
         Total revenues.....................................        26,891               8,523                        35,414
OPERATING EXPENSES:
  Cost of services..........................................        12,419               3,854                        16,273
  Customer support, general and administrative..............        15,855               2,426              555(K)    18,836
  Depreciation and amortization.............................        10,759               4,044            1,679(L)    16,482
                                                                  --------             -------          -------     --------
         Total operating expenses...........................        39,033              10,324            2,234       51,591
LOSS FROM OPERATIONS........................................       (12,142)             (1,801)          (2,234)     (16,177)
Interest expense on Convertible Notes.......................        (9,640)                                           (9,640)
Other interest expense......................................       (16,386)                (71)                      (16,457)
Interest and other income...................................         4,141                                             4,141
                                                                  --------             -------          -------     --------
LOSS BEFORE INCOME TAXES....................................       (34,027)             (1,872)          (2,234)     (38,133)
INCOME TAXES................................................
                                                                  --------             -------          -------     --------
NET LOSS....................................................      $(34,027)            $(1,872)         $(2,234)    $(38,133)
                                                                  --------             -------          -------     --------
DIVIDENDS ON PREFERRED SHARES:
  Dividends -- Series B Preferred, 8.0%.....................                                                        $ (2,379)(M)
                                                                  --------                                          --------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS....................      $(34,027)                                         $(40,512)
BASIC AND DILUTED LOSS PER SHARE............................      $ (13.20)                                         $ (14.77)
                                                                  ========                                          ========
WEIGHTED AVERAGE SHARES OUTSTANDING.........................         2,578                                             2,742(G)
                                                                  ========                                          ========

            See notes to unaudited pro forma financial information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                 (UNAUDITED)

(A) Represents the historical unaudited consolidated balance sheet of the Company as of February 28, 1998.

(B) Represents the historical unaudited statement of assets and liabilities acquired of ICS Communications, LLC ("ICS Operations") as of March 31, 1998 acquired by the Company.

(C) Reflects the adjustment to the assets purchased and liabilities assumed to record them at their estimated fair value and the recording of goodwill for the excess of the aggregate purchase price over the fair value of the tangible and identifiable intangible assets acquired. The preliminary allocation of the purchase price is as follows:

                                                             ALLOCATION OF     CARRYING     PRO FORMA
                                                             PURCHASE PRICE     VALUE      ADJUSTMENTS
                                                             --------------    --------    -----------
Accounts receivable, net..................................      $ 1,332        $ 1,332     $
Prepaid expenses and other................................          249            290          (41)
Property and equipment, net...............................       21,800         21,084          716
Intangible assets, net....................................       59,693          8,167       51,526
Accrued acquisition costs.................................       (1,330)            --       (1,330)
Deferred revenue and customer deposits....................         (842)          (842)          --
Notes payable and long-term obligations...................         (793)          (807)          14
                                                                -------
          Total ..........................................      $80,109
                                                                =======

(D)  Represents the cash payment to purchase the ICS Operations.

(E) Represents the estimated costs of the acquisition including professional fees.

(F) Represents the issuance of 991.1 shares (representing liquidation preference of $59,466) of Series B Preferred to purchase the ICS Operations.

(G) Represents the issuance of 164,272 shares of Class A Common, $.01 par value at an estimated price per share of $98 and total fair value of $16,099 to purchase the ICS Operations.


(H) Represents the historical consolidated statement of operations of the Company for the period indicated.

(I) Represents the unaudited statement of revenues and direct expenses of the ICS Operations for the year ended November 30, 1997. Such presentation is made to conform to the Company's quarter ended November 30, 1997 and were derived from the financial records of ICS using the audited December 31, 1997, statement of revenues and direct expenses adjusted for the exclusion of the December 1997 results and inclusion of the December 1996 results. The amounts include amounts representing allocated regional overhead attributable to the acquired operations. The statement of revenues and direct expenses include only the results of operations for the assets acquired and liabilities assumed and do not include any amounts representing corporate overhead of ICS or interest incurred on liabilities not assumed by the Company.

(J) Represents the unaudited statement of revenues and direct expenses of the acquired ICS Operations for the six months ended February 28, 1998 and were derived from the financial records of ICS. The statement of revenues and direct expenses include only the results of operations for the assets acquired and liabilities assumed and do not include any amounts representing corporate overhead of ICS or interest incurred on liabilities not assumed by the Company. The amounts do include amounts representing allocated regional overhead attributable to the acquired operations.

(K) Represents incremental customer support, corporate and administrative expenses not included in the historical financial statements of the acquired ICS Operations. The amounts have been estimated based upon the Company's average historical cost per subscriber for the appropriate period applied to the expected number of subscribers added as part of the acquisition.

(L) Represents an adjustment to depreciation expense for acquired property and equipment and to record amortization expense for the acquired intangible assets over 5 to 15 years.

(M) Represents adjustment to reflect cumulative dividend accrued during the period presented, assuming issuance on the first day of the period presented, for the $59,466 of the Company's Series B Preferred issued to acquire the ICS Operations. The adjustment reflects the Series B Preferred dividend accrual rate of 8.0%.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 5, 1998

                                 OpTel, Inc.
                                 -----------
                                 (Registrant)


                                 By:  /s/ Bertrand Blanchette
                                      --------------------------------------
                                      Name:  Bertrand Blanchette
                                      Title: Chief Financial Officer